As filed with the Securities and Exchange Commission on December 21, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED MICRO CIRCUITS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2586591
(State of Incorporation)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive

Sunnyvale, CA 94089

(Address, with zip code, of principal executive offices)

1998 Employee Stock Purchase Plan

(Full title of the plans)

Robert G. Gargus

Senior Vice President and Chief Financial Officer

APPLIED MICRO CIRCUITS CORPORATION

215 Moffett Park Drive

Sunnyvale, CA 94089

(858) 450-9333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cynthia J. Moreland, Esq. Vice President and General Counsel APPLIED MICRO CIRCUITS CORPORATION 215 Moffett Park Drive Sunnyvale, CA 94089 (858) 450-9333	D. Bradley Peck, Esq. COOLEY GODWARD LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Common Stock, par value $.01 per share	8,000,000 shares	$2.68	$21,440,000	$2,294

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $2.68, the average of the high and low sales prices of Registrant’s Common Stock on December 16, 2005, as reported on the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 NO. 333-71878 AND NO. 333-76767

The contents of Registration Statements on Form S-8 No. 333-71878 and No. 333-76767, filed with the Securities and Exchange Commission on October 19, 2001 and April 22, 1999, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	1998 Employee Stock Purchase Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 21, 2005.

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ Robert G. Gargus
Robert G. Gargus
Senior Vice President and Chief Financial Officer

2.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints KAMBIZ Y. HOOSHMAND and ROBERT G. GARGUS and both or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ KAMBIZ Y. HOOSHMAND KAMBIZ Y. HOOSHMAND	President and Chief Executive Officer (Principal Executive Officer)	December 21, 2005

/s/ ROBERT G. GARGUS ROBERT G. GARGUS	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2005

/s/ CESAR CESARATTO CESAR CESARATTO	Chairman of the Board	December 21, 2005

/s/ ROGER A. SMULLEN, SR. ROGER A. SMULLEN, SR.	Vice-Chairman of the Board	December 21, 2005

/s/ MURRAY A. GOLDMAN MURRAY A. GOLDMAN	Director	December 21, 2005

/s/ ARTHUR B. STABENOW ARTHUR B. STABENOW	Director	December 21, 2005

/s/ JULIE H. SULLIVAN JULIE H. SULLIVAN	Director	December 21, 2005

/s/ HARVEY P. WHITE HARVEY P. WHITE	Director	December 21, 2005

/s/ DAVID B. WRIGHT DAVID B. WRIGHT	Director	December 21, 2005

3.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	1998 Employee Stock Purchase Plan, as amended.

4.